As filed with the Securities and Exchange Commission on February 18, 2015

Registration No. 333-189525

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMREIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-8857707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Edens Limited Partnership

1221 Main Street, Suite 1000

Columbia, SC 29201

(803) 779-4420

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason K. Tompkins

Chief Financial Officer

Edens Limited Partnership

1221 Main Street, Suite 1000

Columbia, SC 29201

(803) 779-4420

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Mark V. Thigpen, Esq.

Anthony W. Rothermel, Esq.

King & Spalding LLP

100 N Tryon Street

Suite 3900

Charlotte, NC 28202

Phone: (704) 503-2600

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-189525) of AmREIT, Inc. (“AmREIT”).

On February 18, 2015, pursuant to the terms of an Agreement and Plan of Merger, dated as of October 31, 2014, as amended (the “Merger Agreement”), by and among AmREIT, Edens Investment Trust, a Maryland statutory trust, Edens Limited Partnership, a Delaware limited partnership and Saturn Subsidiary, LLC, a limited liability company and a direct, wholly owned subsidiary of Edens Limited Partnership (“Merger Sub”), AmREIT merged with and into Merger Sub, with Merger Sub continuing as the surviving limited partnership (the “Merger”). Merger Sub continues to be the direct, wholly owned subsidiary of Edens Limited Partnership.

In connection with the Merger, AmREIT hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, Saturn Subsidiary, LLC (as successor by merger to AmREIT, Inc.) has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on February 18, 2015.

Saturn Subsidiary, LLC (as successor by merger to AmREIT, Inc.)

By:	Edens Limited Partnership, its sole and managing member

	By:	Edens GP, LLC, its sole general partner

		By:	/s/ Jason K. Tompkins
		Name:	Jason K. Tompkins
		Title:	Chief Financial Officer